UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 23, 2008

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12121 Wilshire Boulevard, Suite 1001
Los Angeles, California, 90025
(Address of principal executive offices)

(310) 526-8700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement with Mr. Gary Shaw and Gary Shaw Productions

On July 23, 2008, ProElite, Inc. (the “Company”) entered into an Amended and Restated Consulting Agreement, dated July 15, 2003, with Mr. Gary Shaw (“Shaw”), previously a director of the Company and President of its EliteXC division, and Gary Shaw Productions MMA, LLC (“GSP”), an affiliate of Mr. Shaw (the “Amended Shaw Agreement”), which amended and restated that certain Consulting Agreement among Mr. Shaw, GSP and a subsidiary of the Company dated as of October 3, 2006 (the “Prior Shaw Agreement”).

Pursuant to the Amended Shaw Agreement, GSP and Shaw have agreed to continue to provide consulting services to the Company through September 30, 2009, with Mr. Shaw to no longer serve as a director of the Company or officer of one of the Company’s subsidiaries. In consideration for the consulting services of Mr. Shaw and GSP, the Amended Shaw Agreement provides for a total payment to GSP and Shaw of $250,000 per year plus any unpaid portion of a 5% raise, retroactive to October 2007, which payment is due on the earlier of the date of a change in control of the Company or September 30, 2009. The Amended Shaw Agreement also provides for a maximum monthly housing allowance to GSP and Shaw of $9,900 through October 31, 2008, and reimbursement for reasonable business expenses upon presentation of proper receipts and supporting information. The parties also agreed that the 2,500,000 shares of the Company’s common stock Mr. Shaw received as part of the initial financing of the Company would no longer be subject to the forfeiture previously applicable in the Prior Shaw Agreement.

Agreement with Legacy of Life Entertainment

Additionally, on July 23, 2008, the Company entered into the Second Amended and Restated Services Loanout Agreement, dated July 22, 2008, with Legacy of Life Entertainment (“Legacy”), an affiliate of Mr. Douglas DeLuca (“DeLuca”), previously the Company’s Chief Strategy Officer and Executive Chairman of its Board of Directors (the “Amended DeLuca Agreement”), amending and restating that certain Amended and Restated Services Loanout Agreement dated March 3, 2008 among Legacy, Mr. DeLuca and a subsidiary of the Company (the “Prior DeLuca Agreement”).

Pursuant to the Amended DeLuca Agreement, Mr. DeLuca has agreed to provide consulting services through Legacy to the Company through September 30, 2009, but will no longer serve as the Chief Strategy Officer or Executive Chairman of the Board of Directors of the Company. The Amended DeLuca Agreement provides for payment to DeLuca by the Company of $210,000 per year. The Amended DeLuca Agreement also provides for a payment to DeLuca of $50,000 upon execution of the agreement and resignation of his positions noted above. The parties also agreed that upon execution of the Amended DeLuca Agreement, any unvested shares of the 4,5000,000 shares of the Company’s common stock Mr. DeLuca received as part of the initial financing of the Company would become fully vested.

The foregoing descriptions of the Amended Shaw Agreement and Amended DeLuca Agreement do not purport to be complete and each is qualified in its entirety by reference to the Amended Shaw Agreement and Amended DeLuca Agreement, copies of which are filed herewith as Exhibits and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 23, 2008, the Board of Directors of the Company accepted the resignations of the following four directors: Gary Shaw, Kurt Brendlinger, David Marshall and Douglas DeLuca, each of whom tendered his resignation on such date except for Mr. Shaw, whose resignation was received by the Company on July 22, 2008 but accepted on July 23, 2008. Mr. DeLuca and Mr. Shaw also resigned their respective management positions as Chief Strategy Officer of the Company and President of the Company’s EliteXC division. All resignations were effective as of July 23, 2008.

(d)

Prior to the resignations noted above in item 5.02(b), the following individuals were elected by the Board to serve as directors, effective as of July 23, 2008, filling previously existing vacancies on the Board: Edward C. Hannah, Edward Corey and Robert E. Brierley. In addition, Mr. Charles F. Champion, the Company’s Chief Executive Officer and a director, was elected Chairman of the Board.

Messrs. Hannah, Corey and Brierley are each expected to be named to serve on the compensation, audit, and to-be-formed governance committees of the Company, and along with Mr. Champion, were named to serve on the Company’s strategic planning committee.

Mr. Hannah is currently a partner practicing in the corporate group in the Toronto, Ontario office of the international law firm Davies Ward Phillips & Vineberg (“Davies”). Mr. Hannah was a partner at Davies from 1985-2000 and since rejoining Davies in January 2005, Mr. Hannah has advised both targets and acquirers in public and private  acquisitions and provided corporate governance advice to public companies listed on both Canadian and U.S. stock exchanges. Mr. Hannah left Davies in April 2000 to consult for Web Capital Partners, a venture capital investor, and The Score Television Network. Following the financial re-engineering of The Score and its listing on The Toronto Stock Exchange, he became Senior Vice-President of Headline Media Group Inc. (TSX: HMG) where, as a member of the three-person executive team, he managed The Score as well as a related sports and entertainment company. In 2001, Mr. Hannah joined Magna Entertainment Corp. (“MEC”) as Vice-President and General Counsel and in 2002 became Executive Vice-President, Corporate Development and General Counsel. In addition to coordinating the eight-member legal department, he headed MEC’s corporate development group, which focused on acquisitions and industry initiatives. In 2003, in connection with a corporate restructuring at MEC, Mr. Hannah became Executive Vice-President, Corporate Development and General Counsel of MI Developments Inc. a sister company of MEC (TSX: MIM.A, NYSE: MIM) where he was an integral member of the management team. Mr. Hannah has a B.A. in Economics and Political Science from Yale University, graduating Summa Cum Laude; an LL.B. from Osgoode Hall Law School (Gold Medallist); an LL.M. from Harvard Law School, specializing in corporate finance, securities law and anti-trust law; and an M.B.A. from York University with a specialty in finance, graduating first in his class.

Mr. Corey is the founding member of the law firm, Corey & Corey, starting it in 1994 after leaving the Los Angeles office of Cotkin & Collins as partner. Mr. Corey specializes in business litigation with emphasis on contract, employment, and general civil litigation. Mr. Corey's practice also includes representation of clients who are starting new businesses. Mr. Corey is a graduate of the University of Southern California and the University of the Pacific, McGeorge, where he received his law degree with honors.

Mr. Brierley is currently the CEO and President of Aircuity, Inc., a manufacturer of integrated sensing and control solutions for reducing building energy and operating expenses and improving indoor environmental quality. Prior to joining Aircuity, Inc. in May 2005, Mr. Brierley served as the CFO of Extraction Systems, a manufacturer of high performance filtration systems for semiconductor photolithography equipment, guiding the company through a recovery and rapid cyclical expansion positioning it for its ultimate acquisition by Mykrolis Corporation in 2005. Mr. Brierley also served as CFO of Access Media, Inc. from April 1999 through June 2001 and as COO of Phoenix Controls Corporation from 1993 to 1999, where he teamed with founder Gordon Sharp to refine the company's strategic focus and played an instrumental role in directing the growth of the company into an industry leader, culminating in its sale to Honeywell, Inc. in 1998. Mr. Brierley earned his MS in Management from the MIT Sloan School of Management.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following Exhibit is filed herewith:

Exhibit
Number	Exhibit Title

10.1	Amended and Restated Consulting Agreement dated as of July 15, 2008 by and among ProElite, Inc., Gary Shaw, and Gary Shaw Productions MMA, LLC.

10.2	Second Amended and Restated Services Loanout Agreement dated as of July 22, 2008 by and between ProElite, Inc. and Legacy of Life Entertainment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2008.	ProElite, Inc.

	By:	/s/ CHARLES CHAMPION
Charles Champion
Chief Executive Officer